UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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TUTOGEN MEDICAL, INC.
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TUTOGEN MEDICAL, INC.
13709 Progress Blvd., Box 19
Alachua, Florida 32615

February 5, 2007

Dear Shareholder:

    On behalf of the Board of Directors, I cordially invite you to attend the 2007 Annual Meeting of the Shareholders of Tutogen Medical, Inc. (the "Company"), which will be held on March 19, 2007 at the Best Western Gateway Grand Hotel, 4200 NW 97th Blvd., Gainesville, Florida 32606 at 10:00 a.m. local time.

    At the Annual Meeting, you will be asked (i) to elect eight (8) directors, (ii) to amend the company’s 2006 Stock Option Plan increasing the total number of shares covered by the plan from 1,000,000 to 1,500,000, (iii) to ratify the appointment of Deloitte and Touche, L.L.P. as the Company’s auditors for the fiscal year ending September 30, 2007 and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof. On the following pages you will find the Notice of the Annual Meeting of Shareholders, and the Proxy Statement providing information concerning the matters to be acted upon at the meeting. Of course, the Board of Directors will be present at the Annual Meeting to answer any questions you might have.

    YOUR VOTE IS IMPORTANT! The Company's Board of Directors would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date, and return the enclosed proxy card, which will indicate your vote upon the various matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

    I sincerely hope you will be able to attend the Annual Meeting and I look forward to seeing you at the 2007 Annual Meeting of Shareholders.

                    Very truly yours,

                                                /s/ ROY D. CROWNINSHIELD

                    ROY D. CROWNINSHIELD
                    Chairman of the Board

TUTOGEN MEDICAL, INC.
13709 Progress Blvd., Box 19
Alachua, Florida 32615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 19, 2007

TO THE SHAREHOLDERS OF TUTOGEN MEDICAL, INC.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of the Shareholders of Tutogen Medical, Inc., a Florida corporation (the "Company") will be held on March 19, 2007 at the Best Western Gateway Grand Hotel, 4200 NW 97th Boulevard, Gainesville, Florida, 10:00 a.m. local time, to act on the following matters:

1.	To elect eight (8) directors to serve until the 2008 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

2.	To amend the company’s 2006 Stock Option Plan increasing the total number of shares covered by the plan from 1,000,000 to 1,500,000.

3.	To ratify the appointment of Deloitte and Touche L.L.P. as the Company’s independent auditors for the fiscal year ending September 30, 2007; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on February 5, 2007 are entitled to receive notice of, and to vote at, the Annual Meeting. Each shareholder, even though he or she may presently intend to attend the Annual Meeting, is requested to sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

                    By Order of the Board of Directors

                                                   /s/ Roy D. Crowninshield

                    Roy D. Crowninshield,
                                                Chairman of the Board

Alachua, Florida
February 5, 2007

TUTOGEN MEDICAL, INC.
13709 Progress Blvd., Box 19
Alachua, Florida 32615

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 19, 2007

GENERAL INFORMATION

This Proxy Statement is being furnished to the holders ("Shareholders") of the common shares, par value $.01 per share ("Common Shares"), of Tutogen Medical, Inc., a Florida corporation (the "Company") in connection with the solicitation by the Company's Board of Directors of proxies for use at the 2007 Annual Meeting of Shareholders to be held on March 19, 2007 at 10:00 a.m. (the "Annual Meeting") and at any adjournment thereof. The Annual Meeting will be held at the Best Western Gateway Grand Hotel, 4200 NW 97th Boulevard, Gainesville, Florida.

At the Annual Meeting, Shareholders will be asked to consider and vote on (i) the election of eight (8) directors, (ii) to amend the Company’s 2006 Stock Option Plan increasing the total number of shares covered by the plan from 1,000,000 to 1,500,000, and (iii) the ratification of Deloitte and Touche L.L.P. as the Company's auditors for the fiscal year ending September 30, 2007. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated thereon, if any. If no instructions are indicated, such proxies will be voted FOR the election of the nominees for directors, FOR the adoption of the Stock Option Plan and FOR the ratification of Deloitte & Touche L.L.P. as the Company's auditors.

The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on February 5, 2007 as the record date (the "Record Date") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On February 5, 2007 there were 16,655,855 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Any Shareholder may revoke his or her proxy, at any time before it is exercised, by (i) duly executing and submitting a subsequently dated proxy, (ii) delivering a subsequently dated written notice of revocation to the Company, which notice is received at or before the Annual Meeting or (iii) voting in person at the Annual Meeting (although, mere attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, located at the address set forth above.

This Proxy Statement and the enclosed proxy card are first being sent to Shareholders, together with the Notice of Annual Meeting, on or about February 14, 2007. Shareholders are requested to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

PROPOSAL I

ELECTION OF DIRECTORS

In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors of the Company ("Directors") to be elected at the Annual Meeting at eight (8). The Board of Directors has unanimously nominated the following persons (each, a "Nominee"), all of whom are current Directors, to stand for election at the Annual Meeting. Each Nominee has agreed, if elected, to hold office until the 2008 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

It is intended that the proxies received from Shareholders, unless contrary instructions are given therein, will be voted in favor of the election of the Nominees named below, each of whom has consented to being named herein and have indicated their intention to serve if elected. If any Nominee, for any reason, should become unavailable for election, or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person, as the Company's Board of Directors shall designate to replace such Nominee. The Board of Directors has no reason to believe that any of the Nominees will not be available or prove unable to serve if so elected.

Nominees for Director

The following table sets forth the names and ages of each person nominated for election as a Director of the Company, the positions and offices that each Nominee has held with the Company, and the period during which each has served in such positions and offices. Each Director serves for a term of one (1) year and until his successor is duly elected and qualified.

TABLE OF NOMINEES

Name of Nominee	Age	Positions/Offices	Period Served in Office/Position
G. Russell Cleveland	68	Director	1997 - present
Roy D. Crowninshield, Ph.D.	58	Chairman of the Board Director	July 2004 - present 2003 - present
Neal B. Freeman	66	Director	June 2005 - present
J. Harold Helderman, MD	61	Director	1997 - present
Udo Henseler, PH.D.	67	Director	June 2005 - present
Guy L. Mayer	55	President & Chief Executive Officer Director	January 2005 - present January 2005 - present
Adrian J. R. Smith	62	Director	June 2005 - present
Carlton E. Turner, Ph.D., D.Sc.	66	Director	2000 - present

Set forth below are descriptions of the business experience during the past five (5) years or more and other biographical information for the Nominees seeking election to the Board of Directors.

G. Russell Cleveland is the President, Chief Executive Officer, sole Director, and majority shareholder of Renaissance Capital Group, Inc. ("Renaissance"). He is also President, Chief Executive Officer, and a director of Renaissance Capital Growth & Income Fund III, Inc. Mr. Cleveland is a Chartered Financial Analyst with more than thirty-five (35) years experience as a specialist in investments for smaller capitalization companies. A graduate of the Wharton School of Business, Mr. Cleveland has served as President of the Dallas Association of Investment Analysts. Mr. Cleveland currently serves on the Boards of Directors of Renaissance U.S. Growth & Income Trust PLC, Cover-All Technologies, Inc., Digital Recorders, Inc., Integrated Security Systems, Inc., Camino-Soft, Inc. and Precis, Inc.

Roy D. Crowninshield, Ph.D. is the current Chairman of the Board. From July 2004 to December 2004, Dr. Crowninshield was the Interim Chief Executive Officer of the Company. Prior to joining Tutogen, Dr. Crowninshield served twenty-one (21) years in various capacities at Zimmer Holdings, Inc., including President of Zimmer's U.S. operations and most recently as the Company's Chief Scientific Officer. Prior to joining Zimmer, Inc. in 1983, he was a faculty member at the University of Iowa where he led many research projects evaluating the function of total joint implants. He currently holds academic appointments as a professor in the Orthopedic Surgery Department at Rush Medical College in Chicago, Illinois and as an adjunct professor in the College of Engineering of the University of Notre Dame. He holds undergraduate and doctorate degrees from the University of Vermont. He has worked in the orthopedic industry for over twenty (20) years and has extensive experience in the research and development, manufacture, and clinical investigation of orthopedic implants. He has authored more than 100 journal articles, book chapters, and published abstracts in orthopedics and engineering.

Neal B. Freeman is the Chairman and Chief Executive Officer of The Blackwell Corporation (since 1981), an advisory firm, with clients in the communications, defense and wealth management industries. He is also Chairman of the Foundation Management Institute; Chairman of the Board of Advisors of the investment advisory firm, Train Babcock Advisors and Director of North American Management Corp.

J. Harold Helderman, MD is the Dean of Admissions and Professor of Medicine, Microbiology and Immunology (since 1999) at Vanderbilt University, Nashville, Tennessee, and the Medical Director of the Vanderbilt Transplant Center (since 1989). Dr. Helderman received his MD from the State University of New York, Downstate Medical Center in 1971, Summa Cum Laude. In addition to book and monograph writings, he has authored more than 125 publications in his field of transplant medicine. Dr. Helderman is past President of the American Society of Transplantation.

  Udo Henseler, Ph.D., is President and principal/owner of Management Services International (“MSI”), a private business since 1994. MSI provides business development services for biotechnology and life sciences firms at various stages of their corporate evolution. From 2002 to 2005 Dr. Henseler was the Chief Executive Officer and Chairman of eGene, Inc., a public biotechnology company, and further served as a Director in 2006. Dr. Henseler has over forty (40) years combined global public and private company financial and operations leadership experience in the biopharmaceutical and life science sectors, including positions as Director, Chief Financial Officer and/or Executive Vice President. Dr. Henseler earned his B.A. in Germany, and Master's and Ph.D. degrees from the Claremont Graduate University in Claremont, California. Dr. Henseler is also a Certified Public and Certified Management Accountant and currently serves as Director and Chair of the Audit Committee of Spire Corporation, a public company.

Guy L. Mayer is the Company's Chief Executive Officer. In November 2006, Mr. Mayer was also appointed President of the Company. Prior to Tutogen, Guy served as Chairman and CEO of Visen Medical (from 2003 to 2004), a private Biotech company focused on Molecular Imaging technologies and prior to Visen (from 2000 to 2003), as President and CEO of ETEX Corporation, a private biomedical company based in Cambridge, MA. For 13 years prior to joining ETEX, Mr. Mayer held various senior positions at Zimmer Inc., then a division of Bristol Myers Squibb, with sales in excess of $1.2 billion. Mr. Mayer's positions at Zimmer included President Global Products Group, President Orthopedics Implant division, President Zimmer Japan and Sr. Vice President Zimmer International. Prior experience includes general management positions with Picker International in diagnostic imaging, and American Hospital Supply Corporation. Guy is a 1974 Graduate of the University of Ottawa and currently serves on the Board of Directors of Spire Corporation, a public company and private companies.

Adrian J. R. Smith has been Chief Executive Officer of The Woolton Group since 1997, a strategic advisory group. His business career includes 13 years in the professional services industry and 26 years with two Fortune 500 companies. He has been a Global Managing Partner, Marketing & Communication at Deloitte & Touche, the Chief Executive Officer of Grant Thornton LLP, and a Managing Partner at Arthur Andersen in the early to mid-1990’s. He held senior international management roles with Ecolab Inc. and also with Procter & Gamble. Mr. Smith serves on the board of the Education Foundation of Indian River County in Florida.

Carlton E. Turner, Ph.D., D.Sc. has been the President and Chief Executive Officer of Carrington Laboratories, Inc. ("Carrington") (NASDAQ: CARN) since April 1995. Carrington is a research-based pharmaceutical and medical device company in the field of wound care products. Dr. Turner has also served as the Chief Operating Officer from November 1994 to April 1995 and as the Executive Vice President of Scientific Affairs from January 1994 to November 1994 at Carrington. Before that, he was the President, Chief Operating Officer and Founder of Princeton Diagnostic Laboratories of America from 1987 to 1993. From 1981 to 1987 he was an Assistant to President Ronald Reagan with Cabinet Rank and Director of the White House Drug Policy Office. Previously, he was a Research Professor and Director of the Research Institute of Pharmacological Science, University of Mississippi.

Director Meetings and Committees

During the fiscal year ended September 30, 2006 ("Fiscal Year 2006"), the Board of Directors of the Company held a total of three (3) regular and three (3) special meetings. Each of the directors attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and the various committee meetings. It is the Company's policy that each of the incumbent directors attends the Annual Meetings of Shareholders.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee, each consisting entirely of independent directors. The Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Cleveland, Freeman and Smith and Drs. Crowninshield, Helderman, Henseler and Turner are independent directors, as "independence" is defined by the listing standards of the American Stock Exchange (the "Exchange"), because they have no material relationship with the Company.

The Board of Directors has adopted charters for the Audit, Compensation and Nominating Committees describing the authority and responsibilities delegated to each committee by the board. The Board of Directors has also adopted Corporate Governance Guidelines and a Code of Ethics. The charters of the Audit, Compensation and Nominating Committees and the Corporate Governance Guidelines and Code of Ethics have been posted on the Company's website at www.tutogen.com. These documents are also available in print to any stockholder requesting a copy in writing from the corporate secretary at the executive offices set forth in this proxy statement.

Audit Committee

The Company has a standing Audit Committee consisting of three (3) members. For Fiscal Year 2006, the members of the Audit Committee were Messrs. Cleveland, Smith and Dr. Henseler. The Committee met seven (7) times during Fiscal Year 2006. Each member of the Audit Committee is a member of the Board of Directors and "independent", as such term is defined in the Exchange listing standards currently in effect and applicable to the Company. Each of the members of the Audit Committee, by virtue of his past employment experience, has considerable knowledge of financial statements, finance, and accounting. Although Dr. Henseler has a professional certification in accounting, Mr. Cleveland and Mr. Smith each has significant employment experience as a Chief Executive Officer with financial oversight responsibilities. The Company believes that Mr. Cleveland, Mr. Smith and Dr. Henseler qualify as "financial experts" under the Securities and Exchange Commission regulations. The background and experience of each of the Audit Committee members is more fully disclosed in their biographies under "Nominees for Director".

The mission of the Company's Audit Committee is to ensure accurate and reliable financial reporting by the Company, and to promote shareholder confidence in the reliability of the Company's financial information. To this end, the Audit Committee independently reviews and oversees the Company's internal reporting process, and helps ensure that management develops and adheres to a sound system of internal controls. The Audit Committee also is responsible for retaining and overseeing the Company's independent auditors, and facilitates the auditors' objective review and assessment of the Company's financial statements and its internal reporting practices. The Audit Committee serves as a forum, separate from management, within which the independent auditors, among others, can candidly address issues of concern. To specify and clarify the duties of the Audit Committee, the Company has adopted a formal written charter. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

Nominating Committee

The purpose and responsibilities of the Nominating Committee include the identification of individuals qualified to become board members, the recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the Company, the oversight of the selection and composition of Committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and management. During fiscal 2006, the Nominating Committee consisted of Messrs. Smith and Freeman and Drs. Helderman and Henseler. The Nominating Committee met one (1) time during 2006. The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to the Company's secretary at the address listed herein. The Nominating Committee identifies and evaluates nominees for the Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career, diversity, and the extent to which the nominee would fill a present need on the Board of Directors. As discussed above, the members of the Nominating Committee are independent, as that term is defined by the listing standards of the Exchange.

Compensation Committee

The Board of Directors has appointed a Compensation Committee, consisting of independent members of the Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and determine and approve the compensation level of the Chief Executive Officer based on this evaluation. For Fiscal Year 2006, the members of the Compensation Committee were Drs. Helderman and Turner and Mr. Freeman. The Compensation Committee also recommends to the Board of Directors with respect to, or, as directed by the Board of Directors, determines and approves, compensation of the other executive officers, and considers the grant of stock options to the executive officers under the 2006 Stock Option Plan. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with the Company's values and is aligned with the Company's business strategy and goals. The Compensation Committee held four (4) meetings during fiscal 2006.

The compensation program for executive officers consists primarily of base salary, incentive bonuses, annual discretionary bonuses, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans that generally are available to all employees.

The Company's philosophy is to pay base salaries to executives at levels that enable the Company to attract, motivate, and retain highly qualified executives, taking into account the possibility of performance-based bonuses. The bonus program is designed to reward individuals for performance based on the Company's financial results as well as the achievement of personal and corporate objectives that contribute to the long-term success in building stockholder value. Stock option grants are intended to result in minimal or no rewards if the price of the Company's common stock does not appreciate, but may provide substantial rewards to executives as stockholders in general benefit from stock price appreciation.

Shareholder Communications with Directors

The Board recently adopted new policies and procedures relating to shareholder communications with the Company's directors. It provides that shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual directors or group or committee of directors, and that all such correspondences should be sent to the Company's principal office. Such shareholder communications to directors will be opened by the Office of the Corporate Secretary for the purpose of determining whether the contents represent a message to the directors before being forwarded to the addressee. In addition, the Corporate Secretary's office will make, if necessary, sufficient copies of the contents to be forwarded to each director who is a member of the group or committee to which the communication is addressed. The new director communications policy will exclude the forwarding to directors of certain kinds of information, such as materials in the nature of advertising, promotions of a product or service, and patently offensive material.

Compensation of Directors

The Company's outside Directors receive a $6,000 annual retainer, $1,500 per meeting for attendance at in-person Board meetings, and $500 per telephonic meeting, $500 per committee meeting plus reimbursement of out-of-pocket expenses. The Chairman of the Board receives $1,000 per month for his services as Chairman. Additionally, the Company's outside Directors each receive annually options to purchase 12,000 shares of the Company’s common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require our directors, officers, and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership with the Commission. The regulations also require that such persons to furnish the Company with copies of all such reports they file. The Company believes that the reporting requirements, under Section 16(a) of the Exchange Act, for all its executive officers, directors, and each person who is the beneficial owner of more than 10% of the common stock of a company were satisfied except for the following: Messrs. Helderman and Turner filed one late Form 4 Report, each relating to two transactions and Messrs. Crowninshield, Freeman, Henseler and Smith filed one late Form 4 Report, each relating to one transaction. All of the aforesaid transactions involved the granting or exercise of an option. In addition, Mr. Johnston did not file a Form 3 Report when he became the chief financial officer of the company

The Board of Directors recommends a vote FOR
the election of all eight (8) Nominees.
______________________

PROPOSAL II

AMENDMENT TO THE 2006 STOCK OPTION PLAN

The Company has a 1996 Stock Option Plan (“1996 Plan”) and a 2006 Stock Option Plan (the "2006 Plan") to attract, maintain and develop management by encouraging ownership of the Company's common stock by Directors, Officers and other key employees. The 1996 Plan expired in 2006. The 2006 Plan presently reserves 1,000,000 shares of the Company's common stock for issuance thereunder. As of January 31, 2007, there were options outstanding under the 1996 Plan to purchase 1,756,718 shares and options outstanding under the 2006 Plan to purchase 440,000 shares, leaving 560,000 shares available for issuance under the 2006 Plan. Unless sooner terminated, the 2006 Plan will expire on March 13, 2016.

The Board of Directors of the Company has unanimously approved for submission to a vote of the shareholders a proposal to amend the 2006 Plan to provide for an increase in the number of shares reserved for issuance under the 2006 Plan from 1,000,000 shares of common stock to 1,500,000 shares of common stock. The Board of Directors believes it is in the Company's and its shareholders' best interests to approve the Amendment because it will provide sufficient shares remaining under the Plan to enable the Board to utilize stock based incentive compensation for both current and future employees of the Company.

The proposed amendment will cause Section 3.1 of the Plan to be replaced with the following:

3.1
Shares Subject to Plan. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 1,500,000 shares of Common Stock.

The proposed amendment to the 2006 Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Meeting. Except for such amendment, if approved by the shareholders, the 2006 Plan will remain unchanged.

At January 31, 2007 the closing market price of the Company's shares was $6.50

Summary of the Plan

The following is a summary of the provisions of the 2006 Plan. This summary is qualified in its entirety by reference to the 2006 Plan, a copy of which may be obtained from the Company.

The 2006 Plan authorizes the granting of both incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986 ("ISO"), and non-statutory stock options ("NSSO") to purchase Common Stock. All employees of the Company and its affiliates are eligible to participate in the 2006 Plan. The 2006 Plan also authorizes the granting of NSSO's to non-employee Directors and consultants of the Company. Pursuant to the 2006 Plan, an option to purchase 12,000 shares of Common Stock shall be granted automatically to each outside Director.

The Board of Directors or the Compensation Committee is responsible for the administration of the 2006 Plan and determines the employees to which options will be granted, the period during which each option will be exercisable, the exercise price, the number of shares of the Common Stock covered by each option, and whether an option will be a non-qualified or an incentive stock option. The exercise price, however, for the purchase of shares subject to such an option, cannot be less than one hundred percent (100%) of the fair market value of the Common Stock on the date the option is granted. The Compensation Committee has no authority to administer or interpret the provisions of the 2006 Plan relating to the grant of options to outside Directors.

No option granted pursuant to the 2006 Plan is transferable otherwise than by will or the laws of descent and distribution. The term of each option granted to an employee under the 2006 Plan is determined by the Board of Directors or the Compensation Committee, but in no event may such term exceed ten (10) years from the date of grant. Each option granted to an outside Director under the 2006 Plan shall be exercisable in whole or in part during the four (4) year period commencing on the date of the grant of such option. Any option granted to an outside Director should remain effective during its entire term, regardless of whether such Director continues to serve as a Director. The purchase price per share of Common Stock under each option granted to a Director will be the fair market value of such share on the date of grant.

The vesting period for options granted under the 2006 Plan is set forth in an option agreement entered into with the optionee. Options granted to an optionee terminate three (3) months after termination of employment except for death or permanent disability. In the event of death or disability, all vested options expire one hundred eighty (180) days from the date of death or termination of employment due to disability. Upon the occurrence of a "change in control" of the Company, the maturity of all options then outstanding under the 2006 Plan will be accelerated automatically, so that all such options will become exercisable in full with respect to all shares that have not been previously exercised or become exercisable. A "change in control" includes certain mergers, consolidation, and reorganization, termination of employment except as a result of death or disability, sales of assets, or dissolution of the Company.

Federal Income Tax Consequences

The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the options sold or otherwise disposed of within two (2) years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two (2) years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

An optionee does not realize taxable income upon the grant of an NQO. In general, the holder of an NQO realizes ordinary income in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to an expense deduction at the same time and in a corresponding amount.

The Board of Directors recommends a vote FOR this proposal.

~~_____________________~~

PROPOSAL III

APPROVAL AND RATIFICATION OF APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected the firm of Deloitte and Touche, L.L.P., independent public accountants, to be the Company's auditors for the fiscal year ending September 30, 2007, and recommends that Shareholders vote to ratify that appointment. Although neither the law nor the governing documents of the Company requires the submission of this matter to a Shareholder vote, in the event of a negative vote, the Board of Directors will reconsider its selection of auditors. Ratification of the appointment of the auditors will require that, at a meeting where a quorum is present, the votes cast in favor of the ratification exceed those votes cast opposing ratification. Deloitte & Touche L.L.P. is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from Shareholders.

The Board of Directors recommends a vote FOR this proposal.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to, or paid to all persons who have served as Chief Executive Officer, other executive officers and Dr. Karl Koschatzky, Managing Director of the Company’s German subsidiary whose compensation exceeded $100,000 for this period.

		Annual Compensation			Long Term Compensation

						Awards	Payouts

				Other	Restricted	Securities
				Annual	Stock	Underlying	LTP	All Other
Name And Principal	Fiscal	Salary	Bonus	Compensation	Award(s)	Options	Payouts	Compensation
Position	Year	($)	($)	($)	($)	(#)	($)	(1)($)
Guy L. Mayer (2)	2006	315,000	96,390	0	0	0		37,900
Chief Executive Officer	2005	225,000	24,300	0	0	300,000	0	0

L. Robert Johnston, Jr.	2006	149,100	21,803	0	0	60,000	0	26,300
Chief Financial Officer (3)

Dr. Karl Koschatzky	2006	157,200	9,200	0	0	0	0	47,600
Managing Director	2005	148,700	13,100	0	0	0	0	51,100
German Subsidiary	2004	140,000	0	0	0	0	0	39,100

Claude O. Pering	2006	141,900	24,131	0	0	10,000	0	7,300
Vice President - US	2005	83,100	20,925	0	0	50,000	0	0
Operations

Clifton J. Seliga	2006	141,900	24,131	0	0	0	0	16,300
Vice President - US	2005	83,100	20,925	0	0	50,000	0	0
Sales and Marketing

(1)	Includes 401(k) contributions, relocation, car allowances and expenses, and pension costs.

(2)	Mr. Mayer was appointed Chief Executive Officer on January 1, 2005.

(3)	Mr. Johnston was appointed Chief Financial Officer of the Company in February 2006.

EMPLOYMENT AGREEMENTS

On December 6, 2004, the Company entered into an employment agreement with Mr. Guy L. Mayer to serve as Chief Executive Officer (CEO) of the Company, commencing January 1, 2005. The term of employment is indefinite and terminates upon written notice by the Company, notice of termination by Mr. Mayer or termination of employment for cause. Minimum notice of termination by the Company, except for cause, is one (1) year from the end of any calendar quarter. Mr. Mayer's current annual base salary is $347,000. In addition, the employment agreement provides for a bonus for the balance of the Company's fiscal year 2006 in an amount up to 60% of his earned salary for fiscal 2006, subject to the Company realizing certain performance goals based on revenue and operating income. In addition, Mr. Mayer was granted a ten (10) year option, upon commencement of employment, to purchase 250,000 shares of the Company's common stock, exercisable at the market price on the date of grant, 25% on the date of grant and 25% on each of the first three (3) anniversaries. For his performance during 2005 Mr. Mayer was granted a ten (10) year option to purchase 50,000 shares of the Company’s common stock, exercisable at the market price on the date of grant, 25% on the date of the grant and 25% of the first three (3) anniversaries. Mr. Mayer has a “change of control” agreement whereby he is entitled to 24 months salary including medical benefits, in the event he is terminated as a result of a change of control of the Company.

The Company has a severance agreement with L. Robert, Johnston, Jr., Chief Financial Officer. Pursuant to that agreement, upon written notice of his termination, the Company will provide six months salary including medical benefits. Mr. Johnston’s annual base salary is currently $200,000. The Company also provides an annual bonus in an amount up to 30% of his annual base salary, subject to the satisfaction of reasonable performance goals established by the board. In addition, Mr. Johnston has a "change of control" agreement whereby he is entitled to 6 months salary including medical benefits in the event he is terminated as the result of a change of control of the Company.

In connection with their employment, the Company has agreed to a six (6) month severance package for Messrs. Pering and Seliga in the event of termination due to a change of control of the Company.

Management Bonus Incentive Plan

The Company provides a management bonus incentive plan based on operating goals agreed upon by the Board of Directors and individual MBO's (Management by Objectives), both established on or about the beginning of each fiscal year. The incentive bonus can range up to thirty percent (30%) of salary for key managers and up to sixty percent (60%) for the Chief Executive Officer.

Option Grants in Fiscal Year 2006

The following table provides information as to options granted to the Company's Chief Executive Officer and other Executive Officers during the fiscal year ended September 30, 2006. All such options were granted under the Company's 1996 Stock Option Plan.

	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees	Exercise or Base Price ($/Sh)		Expiration Date	Potential Realizable Value at Assumed Annualized Rates of Stock Price Appreciation for Option Term (2) 5% 10%
L. Robert Johnston, Jr. (1) Claude O. Pering	60,000 10,000	56% 9	$ $	2.95 3.12	01/17/2016 12/05/2015	$ $	111,314 19,622	$ $	282,092 49,725

(1) Stock options related to Mr. Johnston’s appointment as the new Chief Financial Officer of the Company in February 2006.

(2) Potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the due date of grant until the expiration of the option term. These numbers are calculated based on the requirements of the SEC and do not reflect the Company's estimate of future price growth.

The following table sets forth the value of the unexercised options at September 30, 2006. No options were exercised during this fiscal year. The market price of the Company's common stock at September 30, 2006 was $4.50.

Fiscal Year-End Option Values

	Number of Unexercised Options at September 30, 2006		Value of Unexercised in-the-Money Options at September 30, 2006
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Guy L. Mayer	150,000	150,000	$245,750	$245,750
L. Robert Johnston, Jr.	15,000	45,000	23,250	69,750
Dr. Karl Koschatzky	115,418	11,250	282,950	18,338
Claude O. Pering	12,500	47,500	14,750	58,050
Clifton J. Seliga	12,500	37,500	14,750	44,250

401(k) Plan

The Board of Directors of the Company approved a tax-deferred investment plan (the "401(k) Plan") effective in 1991. All full-time employees of the Company may elect to participate in the 401(k) Plan, once he or she has completed six (6) months of service to the Company. Under the 401(k) Plan, a participating employee is given an opportunity to make an elective contribution under a salary deferral savings arrangement of up to the maximum allowed by law. In addition, the Company makes a separate matching contribution, in an amount equal to fifty percent (50%) of the amount contributed by the employee. An employee of the Company may elect to retire after attaining age 65. At that time, the total amount contributed, plus any accumulated earnings, will be used to provide a lump sum payment to any retiring participant in the 401(k) Plan. Participants terminating employment prior to normal retirement date will be fully vested in their own elective contribution. Funds accumulated from the Company's matching contributions will vest over a four (4) year period.

Equity Compensation Plan Information

The following table sets forth certain information regarding the Company's equity compensation plans as of September 30, 2006.

Plan Category	Number of securities to be Issued upon exercise of Outstanding options, warrants and rights	Weighted-average Exercise price of Outstanding options, Warrants and rights	Number of securities Remaining available For future issuance under Equity compensation plans
Equity compensation plan approved by Securities holders - 1996 Option Plan	2,221,368	$ 2.63	-0-
Equity compensation plan approved by Securities holders - 2006 Option Plan	17,500	$ 4.92	982,500
Equity compensation plan not approved by Securities holders	-0-	-0-	-0-
Total	2,238,868	$ 2.65	982,500

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Drs. Turner and Helderman and Mr. Freeman. There are no "interlocks" as defined by the SEC with respect to any member of the committee.

Compensation Committee Report

The following Report of the Compensation Committee and the information under the heading Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 together, the "Acts"), except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under the Acts.

The Compensation Committee oversees the Company's compensation program. The goals of the Company's compensation program are to attract, retain, motivate and reward highly qualified management personnel and to provide them with long-term career opportunities. The Company's compensation philosophy is to provide its executives with a competitive total compensation package which motivates superior job performance, the achievement of the Company's business objectives, and the enhancement of shareholder value.

Compensation of the Company's executive officers is reviewed annually by the Board of Directors and the Compensation Committee. Changes proposed for these employees are evaluated and approved by the Compensation Committee on an individual basis. The Company's general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other similar companies, although the Company does not attempt to meet salary levels of such companies. Instead, the Committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive's experience and past and potential contributions to the Company. The Committee also establishes bonus goals for executive officers so as to compensate them on a performance basis. To assist in determining appropriate overall compensation, the Compensation Committee also reviews information regarding the Company's revenues and income.

Stock option grants to employees of the Company, including the Chief Executive Officer, are made at the discretion of the Compensation Committee pursuant to the Company's Option Plans.

Respectfully submitted,

The Compensation Committee

Dr. Carlton E. Turner, Chairman

Dr. J. Harold Helderman

Neal B. Freeman

Report of the Audit Committee

In connection with its duty to ensure the independence of the Company's auditors, and consistent with "Independence Standards Board Standard No. 61", the Audit Committee met with the Company's independent public accountants to discuss the auditor's independence. Based on those discussions, the Audit Committee and the independent accountants collectively concluded that there were no relationships between the auditor and its related entities and the Company and its related entities, which in the auditor's professional judgment may reasonably be thought to bear on its independence and no written disclosure of such relationships by the auditors was warranted under such circumstances. The Audit Committee received a confirmation letter from the Company's accountants that, in its professional judgment, the auditor is independent of the Company within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee also discussed with the independent public accountants the plans for the audit engagement, approved the services to be performed, determined the range of audit and non-audit fees, and reviewed the Company's system of internal accounting and controls.

Following the completion of the auditors' examination of the Company's financial statements, with management present, the Audit Committee reviewed and discussed with the independent auditors the results of the auditors' examination of the financial statements, and the audited financial statements for the fiscal year ended September 30, 2006 ("Fiscal Year 2006"). In addition, the Audit Committee and management engaged in an open and frank discussion with the auditors of such matters as the consistency of the Company's accounting policies and their application, and the clarity, faithfulness, verifiability, neutrality and completeness of the accounting information included in the Company's financial statements, and all other communications required to be addressed by generally accepted auditing standard, including those describe in "Statement on Auditing Standards No. 61 - Communications with Audit Committees". Based on the foregoing reviews and discussions, the Audit Committee recommended to the full Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal Year 2006 and filed with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditors for the Company's fiscal year ending September 30, 2007, subject to shareholder approval, and the Board of Directors concurred in such recommendation.

Respectfully submitted,

The Audit Committee

Udo Henseler, Ph.D.. Chairman

G. Russell Cleveland

Adrian J. R. Smith

Performance Graph

The following graph shows a comparison of cumulative five (5) year total stockholder returns for the Company’s Common Stock, with the cumulative return of the AMEX Stock Market - U.S. Index and an industry peer group. The industry peer group of companies selected by the Company is made up of the Company’s publicly held competitors in the Medical Device industry. The graph assumes the investment of $100 on September 30, 2001. The comparisons reflect in the table and graph, however, are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	9/30/01	9/30/02	9/30/03	9/30/04	9/30/05	9/30/06

TUTOGEN MEDICAL INC	100.00	118.33	212.50	124.58	190.00	187.50
PEER GROUP INDEX	100.00	93.31	126.31	146.71	166.52	170.86
AMEX MARKET INDEX	100.00	108.63	134.25	154.97	187.60	195.30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of November 30, 2006, by (i) each person known to the Company to own beneficially more than five percent (5%) of its common stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers as a group. As of November 30, 2006, there were 16,413,185 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)(2)	Percentage of Class (3)

SPV 1996 LP 101 Finsbury Pavement London, England EC2A 1EJ	1,896,794	11.56
Zimmer CEP (formerly Centerpulse) USA Holding Co. Subsidiary of Zimmer Holdings, Inc. 345 East Main Street Warsaw, IN 46580	5,297,124	32.27

G. Russell Cleveland (4)	124,300	*

Roy D. Crowninshield, Ph.D. (5)	62,000	*

Neal B. Freeman (6)	44,500	*

Dr. J. Harold Helderman (7)	117,000	*

Udo Henseler, Ph.D. (8)	24,500	*

L. Robert Johnston, Jr. (8)	15,000	*

Guy L. Mayer (8).	150,000	*

Claude Pering (8)	15,000	*

Clifton Seliga (9)	13,500	*

Adrian J. R. Smith (8)	24,500	*

Carlton E. Turner (10)	57,000	*

All directors and officers as a group (11 persons)	600,000	3.5
*              Less than one percent (1%).
(1)
In accordance with Rule 13d-3 promulgated pursuant to the Exchange Act, a person is deemed to be the beneficial owner of the security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty (60) days. As used herein, “voting power” is the power to vote or direct the voting of shares and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.

(2)	Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all of the common stock beneficially owned by them.
(3)
In calculating the percentage ownership for a given individual or group, the number of shares of common stock outstanding includes unissued shares subject to options exercisable within sixty (60) days after November 30, 2006 held by such individual or group.

(4)	Includes 47,000 shares of common stock issuable upon exercise of options exercisable within sixty (60) days.
(5)	Includes 42,000 shares of common stock issuable upon exercise of options exercisable within sixty (60) days.
(6)	Includes 24,500 shares of common stock issuable upon exercise of options exercisable within sixty (60) days.
(7)	Includes 87,000 shares of common stock issuable upon exercise of options exercisable within sixty (60) days.
(8)
All of the shares of common stock beneficially owned by Messrs. Henseler, Johnston, Mayer, Pering, Seliga and Smith are derivative securities issuable upon exercise of options exercisable within sixty (60) days.

(9)	Includes 12,500 shares of common stock issuable upon exercise of options exercisable within sixty (60) days.
(10)	Includes 47,000 shares of common stock issuable upon exercise of options exercisable within sixty (60) days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of September 30, 2006, Zimmer CEP (formerly Centerpulse) USA Holding Co., a subsidiary of Zimmer Holdings, Inc., is a 32% owner of the Company's outstanding shares of Common Stock.

The Company has an exclusive license and distribution agreement with Zimmer Spine, whereby Zimmer Spine has been granted the right to act as the Company's exclusive distributor of bone tissue for spinal applications in the United States. For the years ended September 30, 2006 and 2005 product sales to Zimmer Spine total approximately $2.9 million, and $3.1 million, respectively. Accounts receivable from Zimmer Spine were approximately $952,000 and $44,000 at September 30, 2006 and September 30, 2005, respectively.

The Company has also engaged Zimmer Dental to act as an exclusive distributor for the Company's bone tissue for dental applications in the United States and certain international markets. Under this distribution agreement, the Company sells directly to Zimmer Dental’s customers. For the years ended September 30, 2006 and 2005, Zimmer Dental was paid commissions aggregating approximately $7.2 million, and $6.1 million, respectively. Accounts payable to Zimmer Dental totaled approximately $1.9 million and $1.7 million at September 30, 2006 and September 30, 2005, respectively.

On March 10, 2006, Zimmer Holdings Inc. (“Zimmer”) filed an amended Schedule 13 (d) expressing its intention to initiate discussions with the Company which could possibly include further investment by Zimmer in securities of the Company or the acquisition by Zimmer of some or all of the outstanding common stock of the Company.

On August 9, 2006, representatives of Zimmer contacted the management of the Company telephonically to propose to the Company a non-binding indication of interest (“the Indication of Interest”) with respect to a proposed acquisition of the Company at an indicative price range of $5.00 - $6.00 per share of Common Stock. Later on the same day, the Company contacted Zimmer and rejected the Indication of Interest. Subsequently, Zimmer filed an amended 13(d) expressing that they had determined not to pursue an acquisition of the Company at that time, but based on other factors deemed relevant by Zimmer, including, but not limited to, the price and availability of Common Stock, subsequent developments affecting Zimmer and the Company, the business prospects of Zimmer and the Company, general stock market and economic conditions and tax considerations, Zimmer may formulate other plans and/or make other proposals and take other actions with respect to its investment in the company that it deems to be appropriate.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table represents the aggregate fees billed for professional audit services rendered to the Company by Deloitte & Touche LLP for the audit of the Company's annual financial statements for the years ended September 30, 2006 and 2005, and all fees billed for other services by Deloitte & Touche LLP during those periods:

Year Ended September 30,	2006	2005

Audit fees (1)	$515,000	$143,000
Audit-related fees (2)	44,000	55,000
Tax fees (3)	33,000	4,000
All other fees (4)	39,000	-
Total Accounting Fees and Services	$631,000	$202,000

(1) AUDIT FEES. These are fees for professional services for the audit of the Company's annual financial statements, for the review of the financial statements included in the Company's filings on Form 10-Q and for services that are normally provided in connection with statutory and regulatory filings or engagements. For 2006, total audit fees include $173,000 for fees associated with the restatement of the prior year financial results in the 2005 Form 10-K/A and the results of the quarter ending December 31, 2005 in the Form 10-Q/A, $199,000 related to the 2005 audit and $56,000 for interim and planning procedures relating to the 2006 audit.
(2) AUDIT-RELATED FEES. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of the Company's financial statements.
(3) TAX FEES. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.
(4) ALL OTHER FEES. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

APPROVAL POLICY FOR AUDIT AND NON-AUDIT SERVICES

The Company's Audit Committee has responsibility for the approval of all audit and non-audit services before the Company engages an accountant. All of the services rendered to the Company by Deloitte & Touche LLP for the fiscal years ended September 30, 2006 and 2005 were approved by the Audit Committee.

The Company and the Audit Committee are working with the Company's legal counsel to establish formal pre-approval policies and procedures for all future engagements of the Company's accountants. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission relating to the independence of auditors, the Company's new pre-approval policies and procedures will be detailed as to particular services, will require that the Audit Committee be informed of each service, and will prohibit the delegation of any pre-approval responsibilities to the Company's management.

The Company's pre-approval policy will expressly provide for the annual pre-approval of all audits, audit-related and all non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor's engagement letter, such annual pre-approval to be performed by the Audit Committee. The new policy will also provide that all additional engagements of the auditor that were not approved in the annual pre-approval process, and all engagements that are anticipated to exceed previously approved thresholds, shall be presented by the President or Chief Financial Officer of the Company to the Audit Committee for pre-approval, on a case-by-case basis, before management engages the auditors for any such purposes. The Audit Committee may be authorized to delegate, to one or more of its members, the authority to pre-approve certain permitted services, provided that the estimated fee for any such service does not exceed a specified dollar amount.

All pre-approvals shall be contingent on a finding, by the Audit Committee, or delegates thereof, as the case may be, that the provision of the proposed services by the Company's auditor is compatible with the maintenance of the auditor's independence in the conduct of its auditing functions. In no event shall any non-audit related service be approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.

VOTING SECURITIES

Under the Florida Business Corporation Act ("FBCA"), directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with an election of directors, votes may be cast in favor of, or withheld from, each nominee. Votes withheld from a nominee will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, votes withheld from a nominee or nominees will be excluded entirely and will not be counted as a vote cast in an election of directors.

In connection with the proposals to approve the Company’s Incentive and Non Statutory Stock Option Plan and to ratify the Company's auditors, votes may be cast "For" or "Against" a proposal, or a Shareholder may "Abstain" from voting on the proposal or proposals. Under the FBCA, at a meeting where a quorum is present, all matters submitted to Shareholders (other than an election of directors) are approved if the vote's cast in favor of the action exceeds the vote's cast in opposition to the matter presented (unless the Articles of Incorporation or state law requires a greater number of votes). Accordingly, with respect to any proposal coming before the Annual Meeting, other than the election of Directors, all abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum, but since they are neither a vote cast in favor of, or a vote cast against, a proposed action, abstentions and broker non-votes will not be counted as a vote cast on any matter coming before the meeting. A broker non-vote generally occurs when a broker, who holds shares in street name for a customer, does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

Each Common Share outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon.

DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS
FOR THE 2008 ANNUAL MEETING

Under the applicable laws of the Securities and Exchange Commission, Shareholder proposals may be eligible for inclusion in the Company's proxy statement and form of proxy that are mailed to all Shareholders in advance of the annual meeting. A Shareholder is eligible to submit a proposal for inclusion in the Company's proxy materials, if at such time the Shareholder owns at least one percent (1%) or $2,000 in market value of the Company's Common Stock. In addition, the Shareholder must have held such shares for at least one (1) year, and must continue to own such shares through the date of the 2008 Annual Meeting. Eligible Shareholders who wish to submit a proposal for inclusion in the Company's proxy materials for the 2008 Annual Meeting of Shareholders should submit the proposal(s), in writing, to the Office of the Secretary of the Company at the address set forth on the first page of this Proxy Statement. All such proposals must be received at the Office of the Secretary no later than October 15, 2007. The proposal must be in the form required by applicable rules of the Commission.

Alternatively, Shareholders who wish to have a proposal presented at the 2008 Annual Meeting, but are not seeking to include the proposals in the Company's written proxy materials mailed to shareholders prior to the meeting, should submit the proposals to the Office of the Secretary of the Company between December 15, 2007 and January 31, 2008. There are no shareholder eligibility requirements for Shareholders who not seeking to include their proposals in the Company's written proxy materials. However, the proposals must include (i) a brief description of the matter to be brought before the Annual Meeting and the reasons therefore, (ii) the name and record address of the Shareholder proposing the matter, (iii) the class and number of shares beneficially owned by the Shareholder, (iv) any material interest of the Shareholder, an immediate family member of the Shareholder, or an affiliate of the Shareholder in the proposed matter; and (v) any other information which is reasonably required in order to make the proposal not materially misleading. If the Chairman of the 2008 Annual Meeting determines that a matter has not been properly brought before the meeting in accordance with the foregoing procedures, such matter will not be presented and no action will be taken thereon at the Annual Meeting.

ANNUAL REPORT

The Company's annual report for the year ended September 30, 2006 (the "Annual Report") accompanies this proxy statement. The Annual Report contains a copy of the Company's Form 10-K Report for the year then ended.

SOLICITATION COSTS

The Company will bear the costs of preparing, assembling and mailing the Proxy Statement, the proxy card, and the 2006 Annual Report in connection with the Annual Meeting. In addition to the use of the mail to solicit proxies for the Annual Meeting, certain employees of the Company may be utilized by the Company to solicit Shareholders' proxies by telephone, telegraph or in person. Such employees will not receive additional compensation for such services to the Company. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries, to forward the proxy materials to beneficial owners and to obtain authorization from beneficial owners for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials to beneficial owners.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the 2007 Annual Meeting, other than the proposals specifically identified in the Notice of Annual Meeting of Shareholders and described above. If any other matters are properly submitted for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting on such matters in accordance with their best judgment, after consultation with the Board of Directors.

                    By Order of the Board of Directors

                                                   /s/ Roy D. Crowninshield, Ph.D.

                    Roy D. Crowninshield, Ph.D.
                    Chairman of the Board

February 5, 2007
Alachua, Florida

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Using a black inkpen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

  Proposals — The Board of Directors recommends a vote FOR all the listed nominees and FOR Proposals 2 – 4.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - G. Russell Cleveland	☐	☐	02 - Neal B. Freeman	☐	☐	03 - Udo Henseler	☐	☐

04 -J. Harold Heldeiman	☐	☐	05 - Guy L. Mayer	☐	☐	06 - Adrian J.R. Smith	☐	☐

07 - Carlton E. Turner	☐	☐	08 - Roy D. Crowninshield	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To amend the Company’s 2006 Stock Option Plan increasing the total number of shares covered by the Plan from 1,000,000 to 1,500,000.	☐	☐	☐	3. Ratify the appointment of Deloitte & Touche L.L.P. as the Company’s auditors for the 2007 fiscal year.	☐	☐	☐

4. In their discretion, on such other business as may properly come before the meeting.	☐	☐	☐

  Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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<STOCK#>	00O2LA

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Tutogen Medical, Inc.

Annual Meeting of Shareholders March 19, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Shares of Tutogen Medical, Inc., a corporation organized under the laws of the state of Florida, does hereby appoint Roy D. Crowninshield and Guy L. Mayer, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Tutogen Medical, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on February 5, 2007 at the Annual Meeting of Shareholders of Tutogen Medical, Inc. to be held at the Best Western Gateway Grand Hotel, 4200 NW 97* Blvd., Gainesville, Florida 32606 on March 19, 2007, at 10:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS; AND FOR THE RATIFICATION OF THE AUDITORS.

(Please sign, date, and return this proxy card exactly as your name or names appear on the reverse side, whether or not you plan to attend the meeting.)